UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2021

Heartland Financial USA, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices, including zip code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 8, 2021, Heartland Financial USA, Inc. (“HTLF”) closed its public offering of $150 million aggregate principal amount of its 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Securities”). The Securities were registered under HTLF’s effective shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2019 (Registration No. 333-233120) and offered pursuant to HTLF’s prospectus supplement dated August 31, 2021 and filed with the Commission on September 1, 2021.  Piper Sandler & Co. acted as sole underwriter in the offering.

The Securities were issued pursuant to an Indenture dated as of December 17, 2014 (the “Base Indenture”) between HTLF and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture for the 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031, dated as of September 8, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between HTLF and the Trustee.

Unless earlier redeemed, the Securities will mature on September 15, 2031. From and including the date of issuance to, but excluding September 15, 2026 or any earlier redemption date, the Securities will bear interest at a fixed annual interest rate equal to 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022, and ending on September 15, 2026. From and including September 15, 2026 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate, which is expected to be three-month term SOFR plus a spread of 210 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2026.

The Securities are HTLF’s unsecured, subordinated obligations and shall rank junior in right of payment to all of HTLF’s existing or future senior indebtedness, whether secured or unsecured, including claims of depositors and creditors. The Securities shall (i) rank equally in right of payment with any unsecured, subordinated indebtedness currently outstanding or that HTLF incurs in the future that ranks equally with the Securities; (ii) rank senior in right of payment to (A) its existing junior subordinated debentures and (B) any indebtedness the terms of which provide that such indebtedness ranks junior to the Securities; and (iii) be structurally subordinated to all existing and future indebtedness and liabilities of HTLF’s existing and future subsidiaries, including without limitation HTLF’s bank subsidiaries’ depositors. It is intended that the Securities qualify as and are Tier 2 capital or the equivalent for all regulatory purposes.

The Securities may be redeemed at HTLF’s option under certain circumstances, as described in the Indenture.

The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Base Indenture, (ii) the Supplemental Indenture and (iii) the form of the global note, each of which is attached hereto as an exhibit and is incorporated herein by reference.

On September 8, 2021, HTLF issued a press release announcing the closing of the offering of the Securities, which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

4.1
Indenture between Heartland Financial USA, Inc. and U.S. Bank National Association dated December 17, 2014 (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated on December 18, 2014)

4.2	Second Supplemental Indenture dated as of September 8, 2021 to the Indenture dated as of December 17, 2014 between Heartland Financial USA, Inc. and U.S. Bank National Association, as trustee
4.3	Form of Global Note representing the Securities (included in Exhibit 4.1)
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1	Press release dated September 8, 2021
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: September 8, 2021	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President and Chief Financial Officer